Exhibit 99.1

NEWS RELEASE FOR INFORMATION CONTACT: Glimcher Realty Trust 150 East Gay Street Columbus, Ohio 43215 www.glimcher.com

Mark E. Yale	Lisa A. Indest
Exec. V.P.,CFO	V.P. of Finance and Accounting
(614) 887-5610	(614) 887-5844
myale@glimcher.com	lindest@glimcher.com

FOR IMMEDIATE RELEASE
Wednesday, February 20, 2008

GLIMCHER REPORTS FOURTH QUARTER AND FULL YEAR 2007 RESULTS

•	Quarterly and fiscal year releasing spreads increased 13% over the prior rate

•	3.8% NOI growth for fiscal year 2007 for the Company’s core mall properties

•	94% core mall store occupancy at December 31, 2007

COLUMBUS, OH – February 20, 2008 – Glimcher Realty Trust, (NYSE: GRT), today announced financial results for the fourth quarter and year ended December 31, 2007.  A description and reconciliation of non-GAAP financial measures to GAAP financial measures is contained in a later section of this press release.  References to per share amounts are based on diluted common shares.

Net loss available to common shareholders during the fourth quarter of 2007 was $(21.3) million, or $(0.56) per share, as compared to a loss of $(57.3) million, or $(1.54) per share, in the fourth quarter of 2006.  Funds From Operations (“FFO”) during the fourth quarter of 2007 was $(0.9) million, compared to $(42.4) million in the fourth quarter of 2006.  On a per share basis, FFO during the fourth quarter of 2007 was $(0.02) per share compared to $(1.06) per share for the fourth quarter of 2006.  Included in the results for the fourth quarter of 2007 were previously disclosed non-cash impairment charges of $28.0 million.  Included in the results of the fourth quarter 2006 are non-cash impairment charges and debt extinguishment costs of $72.5 million.

For the year ended December 31, 2007, net income available to common shareholders was $20.9 million or $0.56 per share, compared to a net loss of $(94.6) million, or $(2.55) per share, for the year ended December 31, 2006.  FFO for the year ended December 31, 2007 was $55.4 million, or $1.37 per share, as compared to $(25.5) million, or $(0.64) per share, in 2006.

Excluding impairment charges of $28.0 million recognized in the fourth quarter of 2007 and $72.5 million of impairment charges and debt extinguishment costs recognized in the fourth quarter 2006, FFO per share for the fourth quarter of 2007 and 2006 would be $0.67 and $0.75, respectively.

“Our operating fundamentals demonstrated solid progress once again this quarter,” stated Michael P. Glimcher, Chairman of the Board and CEO. “Our core mall assets had 94% mall store occupancy with growth in both rents and operating income.”

Summary of Financial Results
(unaudited, dollars in thousands except per share amounts)

	For Quarter Ended December 31,		For Year Ended December 31,
	2007	2006	2007	2006
Revenues	$84,582	$77,555	$302,166	$292,551
Net (loss) income available to common shareholders	$(21,303)	$(57,251)	$20,920	$(94,602)
(Loss) earnings per diluted common share	$(0.56)	$(1.54)	$0.56	$(2.55)
FFO	$(881)	$(42,353)	$55,395	$(25,502)
FFO per diluted common share	$(0.02)	$(1.06)	$1.37	$(0.64)

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Highlights

•
Total revenues of $84.6 million in the fourth quarter of 2007 compared to revenues of $77.6 million for the fourth quarter of 2006.  Additional revenues from the newly acquired mall, Merritt Square, of $3.1 million, higher tenant reimbursement income of $2.2 million and higher gross proceeds of $1.5 million from the sale of outparcels during the fourth quarter of 2007 along with positive growth in comparable mall revenues led to the increase in total revenues over the fourth quarter of 2006.

•
Revenues in 2007 were $302.2 million, a 3.3% increase from the prior year.  Additional revenues from the newly acquired mall, Merritt Square, of $3.1 million, higher tenant reimbursement income of $2.7 million and higher gross proceeds of $2.4 million from the sale of outparcels during 2007 along with positive growth in comparable mall revenues led to the increase in total revenues over 2006.

•
Net loss available to common shareholders for the fourth quarter of 2007 was $(21.3) million compared to a net loss of $(57.3) million for the fourth quarter of 2006.  The decrease in the loss related primarily to a $44.4 million reduction in non-cash impairment charges and debt defeasance charges recognized during the fourth quarter of 2007.  This favorable variance was offset by a lower contribution from discontinued operations and higher real estate depreciation and amortization.

•
Net income available to common shareholders for fiscal year 2007 increased $115.5 million compared to 2006.  The increase was primarily the result of $91.1 million less of non-cash impairment charges and debt defeasance charges recognized during 2007 and a $45.6 million increase in gain on sale of assets.  These increases were partially offset by higher interest and depreciation expense.

•
Net operating income for comparable held-for-investment mall properties (“Core Malls”) increased 2.7% in the fourth quarter of 2007 over the fourth quarter of 2006.    When including mall properties classified as held-for-sale, net operating income increased less than 1% for the quarter.

•
Core Malls store average rents were $31.27 per square foot at December 31, 2007, an increase of 2% from the $30.65 per square foot at December 31, 2006.  Re-leasing spreads for the leases signed during fiscal year 2007 were favorable by 13% with base rents averaging $31.64 per square foot.

•	Occupancy for the Core Malls stores at December 31, 2007 was 94.4% compared to 94.3% at December 31, 2006.

•
Average retail sales for the Core Malls stores decreased 2.2% to $362 per square foot for the year ending December 31, 2007 compared to $370 per square foot for the year ending at December 31, 2006.  Comparable mall store sales for our Core Malls decreased less than 1% for the year ending December 31, 2007 compared to the same period in 2006.

•
Debt-to-total-market capitalization at December 31, 2007 (including the Company’s pro-rata share of joint venture debt) was 67.1% based on the common share closing price of $14.29, compared to 56.3% at December 31, 2006 based on the common share closing price of $26.71.  Debt with fixed rates represented approximately 85% of the Company’s total outstanding borrowings at December 31, 2007 as compared to 86% as of December 31, 2006.  The increase in the debt-to-market capitalization is primarily the result of the decrease in the Company’s Common share price.  Outstanding debt levels actually decreased by approximately $25 million during fiscal year 2007.

2008 Outlook

The Company continues to estimate diluted net income per share to be in the range of $0.06 to $0.14 for 2008 and FFO per share to be in the range of $2.00 to $2.08 for 2008.  All assumptions detailed in previous guidance remain the same.

A reconciliation of the range of estimated diluted net income per share to estimated FFO per share for 2008 follows:

	Low End	High End
Estimated diluted net income per share	$0.06	$0.14
Add: Real estate depreciation and amortization*	1.98	1.98
Less: Gain on sales of properties	(0.04)	(0.04)
Estimated FFO per share	$2.00	$2.08

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For the first quarter of 2008, the Company estimates diluted net (loss) income per share to be in the range of $(0.03) to $0.01 and FFO per share to be in the range of $0.45 to $0.49.  A reconciliation of the range of estimated diluted net (loss) income per share to estimated FFO per share for the first quarter of 2008 follows:

	Low End	High End
Estimated diluted net (loss) income per share	$(0.03)	$0.01
Add: Real estate depreciation and amortization*	0.48	0.48
Estimated FFO per share	$0.45	$0.49

*  wholly owned properties and pro rata share of joint ventures

Funds From Operations and Net Operating Income

This press release contains certain non-Generally Accepted Accounting Principles (GAAP) financial measures and other terms.  The Company’s definition and calculation of these non-GAAP financial measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable.  The non-GAAP financial measures referred to above should not be considered as alternatives to net income or other GAAP measures as indicators of our performance.

Funds From Operations is used by industry analysts and investors as a supplemental operating performance measure of an equity real estate investment trust (“REIT”).  The Company uses FFO in addition to net income to report operating results.  FFO is an industry standard for evaluating operating performance defined as net income (computed in accordance with GAAP) excluding gains or losses from sales of depreciable property, plus real estate depreciation and amortization after adjustments for unconsolidated partnerships and joint ventures.  FFO does include impairment losses for properties held for use and held for sale.  Reconciliations of non-GAAP financial measures to earnings used in this press release are included in the above Outlook sections of the press release.

Net Operating Income (NOI) is used by industry analysts, investors and Company management to measure operating performance of the Company’s properties.  NOI represents total property revenues less property operating and maintenance expenses.  Accordingly, NOI excludes certain expenses included in the determination of net income such as property management and other indirect operating expenses, interest expense and depreciation and amortization expense.  These items are excluded from NOI in order to provide results that are more closely related to a property’s results of operations. In addition the Company’s computation of same mall NOI excludes property bad debt expense, straight-line adjustments of minimum rents, termination income, and income from outparcel sales. We also adjust for other miscellaneous items in order to enhance the comparability of results from one period to another.  Certain items, such as interest expense, while included in FFO and net income, do not affect the operating performance of a real estate asset and are often incurred at the corporate level as opposed to the property level.  As a result, management uses only those income and expense items that are incurred at the property level to evaluate a property’s performance.  Real estate asset related depreciation and amortization is excluded from NOI for the same reasons that it is excluded from FFO pursuant to the National Association of Real Estate Investment Trust’s definition.

Fourth Quarter Conference Call

Glimcher’s fourth quarter investor conference call is scheduled for 11 a.m. ET on Thursday, February 21, 2008.  Those wishing to join this call may do so by calling (800) 510-9661, passcode 36175064.  This call also will be simulcast and available over the Internet via the web site www.glimcher.com on February 21, 2008 and continue through March 7, 2008.  Supplemental information about the fourth quarter operating results is available on the Company’s web site or at www.sec.gov or by calling (614) 887-5844.

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About the Company

Glimcher Realty Trust, a real estate investment trust, is a recognized leader in the ownership, management, acquisition and development of regional and super-regional malls.  At December 31, 2007, the Company’s mall portfolio, including assets held through one of the Company’s strategic joint ventures, consisted of 23 properties located in 14 states with gross leasable area totaling approximately 20.6 million square feet.  The community center portfolio is comprised of four properties representing approximately 1.0 million square feet.  Glimcher Realty Trust’s common shares are listed on the New York Stock Exchange under the symbol “GRT.”  Glimcher Realty Trust’s Series F and Series G preferred shares are listed on the New York Stock Exchange under the symbols “GRT-F” and “GRT-G,” respectively.  Glimcher Realty Trust is a component of both the Russell 2000® Index, representing small cap stocks, and the Russell 3000® Index, representing the broader market.

Forward Looking Statements

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy.  Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements.  Risks and other factors that might cause differences, some of which could be material, include, but are not limited to, economic and market conditions, tenant bankruptcies, bankruptcies of JV partners, rejection of leases by tenants in bankruptcy, financing and development risks, construction and lease-up delays, cost overruns, the level and volatility of interest rates, the rate of revenue increases versus expense increases, the financial stability of tenants within the retail industry, the failure of the Company to make additional investments in regional mall properties and redevelopment of properties, the failure to acquire properties as and when anticipated, the failure to fully recover tenant obligations for CAM, taxes and other property expenses, the failure to achieve net income and  FFO for  2008 set forth in this press release, material changes in the Company’s dividend rates on its securities or ability to pay its dividend on its common stock or other securities,  failure of key factors and assumptions in guidance issued for 2008 net income and FFO to be realized, failure to realize anticipated benefits from lowering the dividend,  failure of the Company to qualify as real estate investment trust, termination of existing JV arrangements, conflicts of interest with our existing JV partners, the failure to sell mall and community centers and the failure to sell such properties when anticipated, the failure to achieve estimated sales prices and proceeds from the sale of malls and community centers,  increases in impairment charges, additional impairment charges, as well as other risks listed from time to time in the Company’s reports filed with the Securities and Exchange Commission or otherwise publicly disseminated by the Company.

Visit Glimcher at: www.glimcher.com

Financial Tables to follow…

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GLIMCHER REALTY TRUST
Operating Results
(in thousands, except per share amounts)
(unaudited)

	Quarter ended December 31,
Statement of Operations	2007	2006

Total revenues	$84,582	$77,555
Total expenses (1)	(55,467)	(46,413)
Operating income	29,115	31,142
Interest expense, net	(20,886)	(21,110)
Equity in (loss) income of unconsolidated entities, net	(424)	344
Income before minority interest in operating partnership
and discontinued operations	7,805	10,376

Minority interest in operating partnership	1,682	4,648
Income from continuing operations	9,487	15,024
Discontinued operations:
Impairment charges	(25,114)	(63,117)
Loss from operations	(1,317)	(4,799)
Net loss	(16,944)	(52,892)
Less: Preferred stock dividends	(4,359)	(4,359)
Net loss available to common shareholders	$(21,303)	$(57,251)

Reconciliation of Net Loss Available to Common Shareholders to Funds From Operations		Per Diluted Common Share		Per Diluted Common Share

Net loss available to common shareholders	$(21,303)		$(57,251)
Minority interest in operating partnership	(1,682)		(4,648)
	(22,985)	$(0.56)	(61,899)	$(1.54)
Real estate depreciation and amortization	20,386	0.50	18,318	0.45
Equity in loss (income) of unconsolidated entities	424	0.01	(344)	(0.01)
Pro-rata share of joint venture funds from operations	1,294	0.03	1,572	0.04
Funds From Operations	$(881)	$(0.02)	$(42,353)	$(1.06)

Weighted average common shares outstanding - basic	37,567		36,686
Weighted average common shares outstanding - diluted	40,701		40,138

Earnings per Share

Net income available to common shareholders before
discontinued operations per common share	$0.08		$0.15
Discontinued operations per common share	$(0.65)		$(1.71)
Loss per common share	$(0.57)		$(1.56)

Net income available to common shareholders before
discontinued operations per diluted common share	$0.08		$0.15
Discontinued operations per diluted common share	$(0.65)		$(1.69)
Loss per diluted common share	$(0.56)		$(1.54)
Funds from operations per diluted common share	$(0.02)		$(1.06)

(1) Expenses include a non-cash impairment charge related to continuing operations of $2,914 in 2007.

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GLIMCHER REALTY TRUST
Operating Results
(in thousands, except per share amounts)
(unaudited)

	Year ended December 31,
Statement of Operations	2007	2006

Total revenues	$302,166	$292,551
Total expenses (1)	(199,724)	(186,400)
Operating income	102,442	106,151
Interest expense, net	(87,291)	(81,712)
Equity in income of unconsolidated entities, net	1,133	1,443
Income before minority interest in operating partnership
and discontinued operations	16,284	25,882

Minority interest in operating partnership	(1,635)	7,733
Income from continuing operations	14,649	33,615
Discontinued operations:
Impairment charges	(27,464)	(111,918)
Gain on sale of properties	47,349	1,717
Income (loss) from operations	3,823	(579)
Net income (loss)	38,357	(77,165)
Less: Preferred stock dividends	(17,437)	(17,437)
Net income (loss) available to common shareholders	$20,920	$(94,602)

Reconciliation of Net Income (Loss) Available to Common		Per Diluted		Per Diluted
Shareholders to Funds From Operations		Common Share (2)		Common Share

Net income (loss) to common shareholders	$20,920		$(94,602)
Minority interest in operating partnership	1,635		(7,733)
	22,555	$0.56	(102,335)	$(2.55)
Real estate depreciation and amortization	75,058	1.86	73,926	1.84
Equity in income of unconsolidated entities	(1,133)	(0.03)	(1,443)	(0.04)
Pro-rata share of joint venture funds from operations	6,264	0.15	6,067	0.15
Gain on sale of properties	(47,349)	(1.17)	(1,717)	(0.04)
Funds From Operations	$55,395	$1.37	$(25,502)	$(0.64)

Weighted average common shares outstanding - basic	37,232		36,611
Weighted average common shares outstanding - diluted	40,228		40,089

Earnings per Share

Net (loss) income available to common shareholders before
discontinued operations per common share	$(0.03)		$0.21
Discontinued operations per common share	$0.59		$(2.79)
Income (loss) per common share	$0.56		$(2.58)

Net (loss) income available to common shareholders before
discontinued operations per diluted common share	$(0.03)		$0.21
Discontinued operations per diluted common share	$0.59		$(2.76)
Income (loss) per diluted common share	$0.56		$(2.55)
Funds from operations per diluted common share	$1.37		$(0.64)

(1) Expenses include a non-cash impairment charge related to continuing operations of $2,914 in 2007.
(2) FFO per share in 2007 has been calculated using 40,542 common shares, which includes the common stock equivalents.

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GLIMCHER REALTY TRUST
Selected Balance Sheet Information
(in thousands, except percentages and base rents)

	December 31,	December 31,
	2007	2006

Investment in real estate, net	$1,710,003	$1,773,805
Total assets	$1,830,947	$1,891,252
Mortgage notes and other notes payable	$1,552,210	$1,576,886
Debt / Market capitalization	66.2%	55.3%
Debt / Market capitalization including pro-rata share of joint ventures	67.1%	56.3%

		December 31,	December 31,
		2007	2006
Occupancy:
	Wholly-owned Malls:
	Mall Anchors	97.2%	93.9%
	Mall Stores	92.9%	91.7%
	Total Consolidated Mall Portfolio	95.6%	93.1%

	Mall Portfolio including Joint Ventures:
	Mall Anchors	97.3%	94.3%
	Mall Stores	92.7%	91.5%
	Total Mall Portfolio	95.6%	93.3%

	Core Malls (1);
	Mall Anchors	97.7%	97.1%
	Mall Stores	94.4%	94.3%
	Total Mall Portfolio	96.5%	96.1%

Average Base Rents:
	Wholly-owned Malls:
	Mall Anchors	$6.23	$6.31
	Mall Stores	$30.85	$29.83

	Mall Portfolio including Joint Ventures:
	Mall Anchors	$6.60	$6.70
	Mall Stores	$30.45	$29.55

	Core Malls (1);
	Mall Anchors	$6.68	$6.65
	Mall Stores	$31.27	$30.65

(1) Excludes properties sold in 2007 from the 2006 amounts and properties purchased in 2007 from 2007 numbers.
Includes both wholly-owned and joint venture assets and excludes held-for-sale malls.

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